January 6, 2021
Centerspace, LP
800 LaSalle Avenue, Suite 1600
Minneapolis, Minnesota 55402

Re: Amendment No. 1 to Note Purchase and Private Shelf Agreement
Ladies and Gentlemen:
Reference is made to that certain Note Purchase and Private Shelf Agreement, dated as of September 13, 2019 (the “Note Agreement”), between Centerspace, LP, a North Dakota limited partnership (formerly known as IRET Properties, a North Dakota Limited Partnership, the “Company”), Investors Real Estate Trust, a real estate investment trust organized under the laws of North Dakota (the “Parent”), Centerspace, Inc., a North Dakota corporation (formerly known as IRET, Inc.,“General Partner”), each of those entities set forth on Schedule I attached hereto, on the one hand, and PGIM, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes bound thereby, on the other hand. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.
The Company has requested that Prudential and the Required Holders amend the Note Agreement as set forth below. Subject to the terms and conditions hereof, and provided that the Company agrees to the modifications of the Note Agreement set forth below, Prudential and the holders of the Notes are willing to agree to the Company’s requests.
Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:
SECTION 1. Amendments to the Note Agreement. Effective upon the Effective Date (as defined in Section 2 hereof), the parties hereto agree that the Note Agreement is amended as follows:
1.1. Paragraph 2B(1) of the Note Agreement is amended and restated in its entirety as follows:
2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, $225,000,000 minus the aggregate principal amount of Notes outstanding pursuant to this Agreement, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

1.2. Clause (i) of paragraph 2B(2) of the Note Agreement is amended and restated in its entirety as follows:
(i) January 7, 2024 (or if such date is not a Business Day, the Business Day next preceding such date)
SECTION 2. Effectiveness. The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:
2.1. Documents. Prudential and each holder of Notes shall have received original counterparts or, if satisfactory to Prudential or such holder, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential or such holder, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:
(a) a counterpart hereof duly executed by the Company, each Guarantor, Prudential and the Required Holder(s); and
(b) such other certificates, documents and agreements as Prudential or such Holder may reasonably request.
2.2. Fees and Expenses. The Company shall have paid the reasonable fees, charges and disbursements of Schiff Hardin LLP, special counsel to Prudential and the Holders incurred in connection with this letter, provided that the Company shall have received the invoice therefor at least 1 Business Day in advance.
2.3. Representations and Warranties. The representations and warranties of the Company and the Guarantors in Section 3 hereof shall be true and correct on the Effective Date.
2.4. Structuring Fee. Prudential shall have received payment of the structuring fee referred to in Section 4.
2.4. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential and its counsel, and Prudential and each holder of the Notes shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
SECTION 3. Representations and Warranties. To induce Prudential and the holders of the Notes to execute and deliver this letter, the Company and each Guarantor hereby jointly and severally represents, warrants and covenants that (1) the execution and delivery of this letter have been duly authorized by all necessary corporate, limited liability company or trust action on behalf of the Company and each Guarantor and this letter has been executed and delivered by a duly authorized officer of the Company and each Guarantor, and all necessary or required consents to this letter have been obtained and are in full force and effect, (2) after giving effect to the amendments to the Note Agreement in Section 1 hereof, the representations and warranties contained in paragraph 8 of the Note Agreement are true and correct on and as of the Effective Date with the same effect as if made on such date and (3) both before and after giving effect to this letter, no Event of Default or Default exists or has occurred and is continuing on the date hereof.
SECTION 4. Structuring Fee. The Company agrees to pay to Prudential (or at the direction of Prudential) a structuring fee equal to $25,000 by wire transfer of immediately available funds.
SECTION 5. Reference to and Effect on Note Agreement. Upon the effectiveness of the amendments in this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1 of this letter, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically set forth in Section 1 of this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Transaction Document at any time. The Company acknowledges and agrees that no holder of any Notes is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional waivers or consents of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments herein.
SECTION 6. Expenses. The Company hereby confirms its obligation under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential and the holders of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 7. Reaffirmation. Each Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement to which it is a party after giving effect to such amendments. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Guaranty Agreement to which it is a party remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement to which it is a party continues to guaranty the obligations of the Company arising under or in connection with the Note Agreement, as amended by this letter agreement. The execution of this letter agreement shall not operate as a novation, waiver of any right, power or remedy of any holder of Notes under any Guaranty Agreement.
SECTION 8. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
SECTION 9. Counterparts; Facsimile Signature Pages; Section Titles. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature pages follow]

Very truly yours, PGIM, INC. By : /s/ J. Alex Stuart Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ J. Alex Stuart
Second Vice President

PRUDENTIAL TERM REINSURANCE     COMPANY

By: PGIM, Inc., as investment manager
By: /s/ J. Alex Stuart Vice President

GIBRALTAR UNIVERSAL LIFE REINSURANCE COMPANY

By: PGIM, Inc., as investment manager
By: /s/ J. Alex Stuart Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By: PGIM Japan Co., Ltd., as Investment Manager By: PGIM, Inc., as Sub-Adviser
By: /s/ J. Alex Stuart Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P.
(as Investment Advisor) By: PGIM Private Placement Investors, Inc.
(as its General Partner)
By : /s/ J. Alex Stuart Vice President

PICA HARTFORD LIFE & ANNUITY GUL TRUST

By: The Prudential Insurance Company of America, as Grantor
By : /s/ J. Alex Stuart Second Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as investment manager
By: /s/ J. Alex Stuart Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as investment manager
By : /s/ J. Alex Stuart Vice President

Agreed and accepted: CENTERSPACE, LP
By: Centerspace, Inc.
Its: General Partner

By: /s/ John A. Kirchmann
Name: John A. Kirchmann Title: Executive Vice President and Chief Financial Officer

CENTERSPACE, INC.
By: /s/ John A. Kirchmann
Name: John A. Kirchmann Title: Executive Vice President and Chief Financial Officer

INVESTORS REAL ESTATE TRUST
By: /s/ John A. Kirchmann
Name: John A. Kirchmann Title: Executive Vice President and Chief Financial Officer

IRET – GRAND GATEWAY APARTMENTS, LLC
IRET – HOMESTEAD GARDENS II, LLC
IRET – RIVER RIDGE APARTMENTS, LLC
IRET – VALLEY PARK MANOR, LLC

By: /s/ John A. Kirchmann
Name: John A. Kirchmann Title: Vice President and Treasurer

SCHEDULE I

1.IRET – Grand Gateway Apartments, LLC, a Delaware limited liability company
2.IRET – Homestead Gardens II, LLC, a Delaware limited liability company
3.IRET – River Ridge Apartments, LLC, a North Dakota limited liability company
4.IRET – Valley Park Manor, LLC, a North Dakota limited liability company